UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 7, 2010

Safe Technologies International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-17746	22-2824492
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1200 North Federal Highway, Suite 200, Boca Raton, FL 33432
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 866-297-5070

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 7, 2010, Safe Technologies International, Inc.  (the “Company”) entered into Consulting Agreements (the “Agreements”) with Grandview Advisors Holding Corp. (“Grandview”) and Sepod II, Inc. (“Sepod”).  Pursuant to the Agreements, Grandview and Sepod have agreed to provide investor and public relations services to the Company for a period of six months.  Under the terms of the Agreements, the Company will pay a total of $22,500 in three installments for Grandview’s and Sepod’s services.  In addition, the Company has issued a total of 20,000,000 shares of restricted common stock to Grandview and Sepod.

Copies of the Agreements are included with this report as Exhibits 10.1 and 10.2.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.

As explained under Item 1.01 of this Report, the Company has issued 20,000,000 shares of restricted common stock to Grandview and Sepod in exchange for their investor relations consulting services.

ITEM 9.01   EXHIBITS

Exhibit No.	Exhibits
10.1	Consulting Agreement dated as of September 7, 2010 by and between Safe Technologies International, Inc., a Delaware corporation, and Grandview Advisors Holding Corp., a New Jersey Corporation.

10.2	Consulting Agreement dated as of September 7, 2010 by and between Safe Technologies International, Inc., a Delaware corporation, and Sepod II, Inc., a New York Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Safe Technologies International, Inc.

Date: September 8, 2010	By:	/s/ Richard P. Sawick
Name: Richard Sawick
Title: CFO

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